UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza, 3rd Floor,
Pearl River, NY	10965
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on June 22, 2022, Acorda Therapeutics, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00 per share (the “Minimum Bid Requirement”) and that the Company had 180 calendar days to regain compliance with the Minimum Bid Requirement.

On December 20, 2022, Nasdaq notified the Company that because it had not satisfied the Minimum Bid Requirement within the initial 180-day compliance period the Company’s common stock would be delisted from the Nasdaq Global Select Market at the opening of business on December 29, 2022 unless the Company requested a hearing before the Nasdaq Hearings Panel. On December 27, 2022, the Company requested a hearing to appeal the delisting determination. On February 2, 2023, a hearing was held before the Nasdaq Hearings Panel and on February 14, 2023, the Company received notice from Nasdaq granting the Company’s request to extend the period for the Company to regain compliance with the Minimum Bid Requirement until June 20, 2023. The Nasdaq Hearings Panel’s decision is subject to the Company’s continued compliance with applicable Nasdaq listing requirements and may be reviewed by the Nasdaq Listing and Hearing Review Council on its own within 45 days.

The Company will actively monitor the closing bid price of its common stock and evaluate available options to regain compliance with the Minimum Bid Requirement, including through effecting a reverse stock split that was approved by the Company’s stockholders at a Special Meeting of Stockholders on November 11, 2022. Should the Company’s board of directors determine to effect a reverse stock split, it will authorize an amendment and restatement of the Company’s certificate of incorporation to combine the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of the Company’s common stock. However, there can be no assurance that effecting a reverse stock split will ensure compliance with the Minimum Bid Requirement and the Company cannot predict the effect that a reverse stock split will have on the market price for shares of its common stock.

On February 14, 2023, the Company issued a press release regarding the Panel’s decision to extend the period for the Company to satisfy the Minimum Bid Requirement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 3.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 15, 2023	By:	/s/ Michael Gesser
	Name:	Michael Gesser
	Title:	Chief Financial Officer and Treasurer